AMENDMENT TO CUSTODIAN CONTRACT
                         -------------------------------

      This Amendment to the Custodian Contract is made as of January 26, 1999 by and between Global Investment Portfolio (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Custodian Contract referred to below.

      WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of March 23, 1994 (as amended and in effect from time to time, the "Contract"); and

      WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made Global Consumer Products and Services Portfolio, Global Financial Services Portfolio, Global Infrastructure Portfolio and Global Natural Resources Portfolio subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios"); and

      WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the terms and conditions of the custody of assets of each of the Portfolios held outside of the United States.

      NOW THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 25 of the Contract are hereby amended, as of the effective date of this Amendment. by renumbering same as Articles 5 through 26, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.    THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
      ----------------------------------------

3.1   DEFINITIONS.
      ------------

Capitalized terms in this Article 3 of the Contract shall have the following meanings.

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country; and factors comprising the "prevailing country risk", including the effects of foreign law on the safekeeping of Portfolio assets, the likelihood of expropriation, nationalization, freezing, or confiscation of a Portfolio's assets and any reasonably foreseeable difficulties in repatriating a Portfolio's assets.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Portfolio's investments (including foreign currencies) for which the primary market is outside the United States, currency contracts that are settled outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolio's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States
(i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2.  DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.
      -------------------------------------------------------

The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager of each Portfolio.

3.3.   COUNTRIES COVERED.
       ------------------

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to (a) the countries listed on Schedule A hereto as approved by the Board, which list of Board-approved countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager, and (b) the custody arrangements set forth on such Schedule A. The Foreign Custody Manager shall list on Schedule A the Eligible

Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of each Portfolio, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the account opening requirements for such country (if any), the Foreign Custody Manager shall be deemed to have been appointed by the Board as Foreign Custody Manager with respect to that country and to have accepted the delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each Board- approved country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to a Portfolio with respect to the country as to which the Custodian s acceptance of delegation is withdrawn.

3.4   SCOPE OF DELEGATED RESPONSIBILITIES.
      ------------------------------------

      3.4.1. SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.
             -----------------------------------------

Subject to the provisions of this Article 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodians selected by the Foreign Custody Manager in each country listed as "approved" on Schedule A, as such Schedule is amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain the Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1).

      3.4.2. CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS.
             -------------------------------------------

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

      3.4.3. MONITORING.
             -----------

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian, selected by the Foreign Custody Manager, the Foreign Custody Manager shall maintain a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian, and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). The Foreign Custody Manager shall provide the Board with information at least annually as to the factors used in such monitoring system. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian that it has selected are no longer appropriate, the Foreign Custody Manager shall promptly transfer the Fund's Foreign Assets to another Eligible Foreign Custodian in the market and shall notify the Board in accordance with Section 3.7 hereunder.

3.5.  GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY.
      ---------------------------------------------------

For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of a Portfolio, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate.

Notwithstanding any provision of this Contract to the contrary, the Fund on behalf of the Portfolios and the Custodian expressly acknowledge and agree that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories, and that the determination by or on behalf of the Board to place the Foreign Assets in a particular country shall be deemed to include the determination to place such Foreign Assets eligible for any Mandatory Securities Depository with such Mandatory Securities Depository, whether the Mandatory Securities Depository exists at the time the Foreign Assets are acquired, or after the acquisition thereof.

3.6   STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO.
      -----------------------------------------------------------

In performing the responsibilities delegated to it, the Foreign Custody Manager shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.7.  REPORTING REQUIREMENTS.
      -----------------------

The Foreign Custody Manager shall report at least quarterly on the Foreign Assets held with each Eligible Foreign Custodian and in connection therewith if applicable, provide to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager will make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Article 3 promptly after the occurrence of the material change.

3.8.  REPRESENTATIONS WITH RESPECT TO RULE 17F-5.
      -------------------------------------------

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of each Portfolio.

3.9.  EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY
      MANAGER.
      ------------------------------------------------------------------

The Board's delegation to the Custodian as Foreign Custody Manager of a Portfolio shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

3.10  FUTURE NEGOTIATIONS.
      --------------------

If at any time prior to termination of this Amendment the Custodian as a matter of standard business practice, accepts delegation as Foreign Custody Manager for its U.S. mutual fund clients on terms materially different than set forth in this Amendment, the Custodian hereby agrees to negotiate with the fund in good faith with respect thereto.

4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES.

4.1   DEFINITIONS.
      ------------

Terms used in this Article 4 and not defined below shall have the meanings ascribed them in the Contract or in this Amendment:

"Foreign Securities System" means either a clearing agency or a securities depository which is listed on Schedule A hereto or a Mandatory Securities Depository.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2.  HOLDING SECURITIES.
      -------------------

The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, PROVIDED HOWEVER, that (i) the records of the

Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.  FOREIGN SECURITIES SYSTEMS.
      ---------------------------

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4.  TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.
      ----------------------------------------

      4.4.1. DELIVERY OF FOREIGN ASSETS.
             ---------------------------

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of a Portfolio held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

      (i) upon sale of such foreign securities for the Portfolio in accordance with reasonable market practice in the country where such Foreign Assets are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B), in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

      (ii) in connection with any repurchase agreement related to foreign securities;

      (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolio;

      (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

      (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian (or such Foreign Sub-Custodian)) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

      (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with reasonable market practices in the country where such securities are held or traded; provided that in any such case the Sub- Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Sub-Custodian's own negligence or willful misconduct;

      (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

      (ix) for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Portfolio;

      (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (xi)   in connection with the lending of foreign securities; and

      (xii) for any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board or of an Executive Committee of the Board so authorized by the Board, signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary that the resolution was duly adopted and is in full force and effect (a "Certified Resolution"), specifying the Foreign Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Foreign Assets shall be made.

4.4.2. PAYMENT OF PORTFOLIO MONIES.
       ----------------------------

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, moneys of a Portfolio in the following cases only:

      (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, in accordance with reasonable market settlement practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

      (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

      (iii) for the payment of any expense or liability of the Portfolio including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

      (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

      (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

      (vii)  in connection with the borrowing or lending of foreign securities;
             and

      (viii) for any other proper purpose, BUT ONLY upon receipt of, in addition to Proper Instructions, a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

      4.4.3. MARKET CONDITIONS MARKET INFORMATION.
             -------------------------------------

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of a Portfolio and delivery of Foreign Assets maintained for the account of a Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. For purposes of this Contract, "Institutional Clients" means U.S. registered investment companies or major U.S. based commercial banks, insurance companies, pension funds or substantially similar institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of global custody services.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder and, provided further, that the Custodian shall in any event provide to the Board and to A I M Advisors, Inc. annually the following information and opinions with respect to the Board-approved countries listed on Schedule A:

      (i) legal opinions relating to whether local law restricts with respect to U.S. registered mutual funds (a) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (b) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (c) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (d) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars;

      (ii)   summary of information regarding Foreign Securities Systems; and

      (iii) country profile information containing market practice for (a) delivery versus payment, (b) settlement method, (c) currency restrictions, (d) buy-in practices, (e) foreign ownership limits, and (f) unique market arrangements.

4.5.  REGISTRATION OF FOREIGN SECURITIES.
      -----------------------------------

The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the Fund (on behalf of the applicable Portfolio) or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except to the extent that the Fund incurs loss or damage due to failure of such nominee to meet its standard of care as set forth in the Contract. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund (on behalf of the applicable Portfolio) under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6.  BANK ACCOUNTS.
      --------------

The Custodian shall identify on its books as belonging to a Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio.

4.7.  COLLECTION OF INCOME.
      ---------------------

The Custodian shall use reasonable commercial efforts to collect all dividends, income and other payments with respect to the Foreign Assets held hereunder to which a Portfolio shall be entitled and shall credit such income, as collected, to the Portfolio. In the event the Custodian or a Foreign Sub-Custodian must use measures beyond those which are customary in a particular country to collect such payments, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian attendant thereto.

4.8.  SHAREHOLDER RIGHTS.
      -------------------

With respect to the foreign securities held under this Article 4, the Custodian will use commercially reasonable efforts to facilitate the exercise by the Fund on behalf of the Portfolios of voting and other shareholder rights, subject always to the laws, regulation and practical constraints that may obtain in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.


4.9.  COMMUNICATIONS RELATING TO FOREIGN SECURITIES.
      ----------------------------------------------

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of a Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Subject to the standard of care to which the Custodian is held under this Contract, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolio at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both

(i) and (ii) occur at least two New York business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS.
      -------------------------------------------------------------------

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible consistent with prevailing market practice, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund and any applicable Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. TAX LAW.
      --------

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. With respect to jurisdictions other than the United States, the sole responsibility of the Custodian with regard to the tax law of any such jurisdiction shall be to use reasonable efforts to (a) notify the Fund of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of such Portfolios by the tax law of such jurisdictions, including responsibility for withholding and other taxes, assessment or other governmental charges, certifications and government reporting and (b) perform such ministerial steps as are required to collect any tax refund, to ascertain the appropriate rate of tax withholding and to provide such documents as may be required to enable each

Fund to receive appropriate tax treatment under applicable tax laws and any applicable treaty provisions. The Custodian, in performance of its duties under this Section, shall be entitled to treat each Fund as a Delaware business trust which is "registered investment company" under the laws of the United States, and it shall be the duty of each Fund to inform the Custodian of any change in the organization, domicile or, to the extent within the knowledge of the Fund, other relevant facts concerning tax treatment of the Fund and further to inform the Custodian if the Fund is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category of entity of which the Fund is a part under general laws and treaty provisions. The Custodian shall be entitled to rely on any information supplied by the Fund. The Custodian may engage reasonable professional advisors disclosed to the Fund by the Custodian, which may include attorneys, accountants or financial institutions in the regular business of investment administration and may rely upon advice received therefrom.

4.12  LIABILITY OF CUSTODIAN.
      -----------------------

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by Country Risk (as such term is defined in Article 3 hereof), regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall be without liability for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other similar loss beyond the reasonable control of the Custodian or the Sub-Custodian.

The Custodian shall be liable to the Fund on account of any actions or omissions of any Foreign Sub-Custodian to the same extent as such Foreign Sub-Custodian shall be liable to the Custodian.

4.13  USE OF TERM "FUND" ASSETS AND LIABILITIES.
      ------------------------------------------

All references in this Article 4 or in Article 3 of this Agreement to "Fund" shall mean the Fund, or a Portfolio of the Fund, as the context requires or as applicable.

The Custodian shall maintain separate and distinct records for each Portfolio and the assets allocated solely with such Portfolio shall be held and accounted for separately from the assets of the Fund associated solely with any other Portfolio. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of the Fund generally or the assets of any other Portfolio.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

      IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                       STATE STREET BANK AND TRUST
                                    COMPANY
/s/ Marc L. Parsons
-------------------
Marc L. Parsons                     By: /s/ Ronald E. Logue
Associate Counsel                       ----------------------------
                                    Name:Ronald E. Logue
                                    Title: Executive Vice President

WITNESSED BY:                       GLOBAL INVESTMENT PORTFOLIO

/s/ Samuel D. Sirko
-------------------
Name:Samuel D. Sirko               By: /s/ Carol F. Relihan
Title:Assistant Secretary              --------------------
                                   Name: Carol F. Relihan
                                   Title: Vice President

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY            SUBCUSTODIAN                       NON-MANDATORY DEPOSITORIES

Argentina          Citibank, N.A.

Australia          Westpac Banking Corporation

Austria            Erste Bank der Oesterreichischen
                   Sparkassen AG

Bahrain            British Bank of the Middle East
                   (as delegate of The Hongkong and
                   Shanghai Banking Corporation Limited)

Bangladesh         Standard Chartered Bank

Belgium            Generale de Banque

Bermuda            The Bank of Bermuda Limited

Bolivia            Banco Boliviano Americano S.A.

Botswana           Barclays Bank of Botswana Limited

Brazil             Citibank. N.A.

Bulgaria           ING Bank N.V.

Canada             Canada Trustco Mortgage Company

Chile              Citibank, N.A.                      Deposito Central de
                                                       Valores S.A.

People's Republic  The Hongkong and Shanghai
of China           Banking Corporation Limited,
                   Shanghai and Shenzhen branches

Colombia           Cititrust Colombia S.A.
                   Sociedad Fiduciaria

12/31/98

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY            SUB CUSTODIAN                      NON-MANDATORY DEPOSITORIES

Costa Rica         Banco BCT S.A.

Croatia            Privredna Banka Zagreb d.d

Cyprus             Barclays Bank Plc.
                   Cyprus Offshore Banking Unit

Czech Republic     Ceskoslovenska Obchodni
                   Banka, A.S.

Denmark            Den Danske Bank Ecuador            Citibank, N.A.

Egypt              National Bank of Egypt Estonia     Hansabank

Finland            Merita Bank Limited France         Banque Paribas

Germany            Dresdner Bank AG

Ghana              Barclays Bank of Ghana Limited

Greece             National Bank of Greece S.A.       The Bank of Greece,
                                                      System for Monitoring
                                                      Transactions in Securities
                                                      in Book-Entry Form

Hong Kong          Standard Chartered Bank

Hungary            Citibank Budapest Rt.

12/31/98                                                                       2

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY            SUBCUSTODIAN                       NON-MANDATORY DEPOSITORIES

Iceland            Icebank Ltd.

India              Deutsche Bank AG

                   The Hongkong and Shanghai
                   Banking Corporation Limited

Indonesia          Standard Chartered Bank Ireland    Bank of Ireland

Israel             Bank Hapoalim B.M. Italy           Banque Paribas

Ivory Coast        Societe Generale de Banques
                   en Cote d'lvoire

Jamaica            Scotiabank Jamaica Trust and Merchant
                   Bank Ltd.

Japan              The Daiwa Bank, Limited            Japan Securities
                                                      Depositorv Center

                   The Fuji Bank, Limited

Jordan             British Bank of the Middle East
                   (as delegate of The Hongkong and
                   Shanghai Banking Corporation Limited)

Kenya              Barclays Bank of Kenya Limited

Republic of Korea  The Hongkong and Shanghai Banking
                   Corporation Limited

Latvia             JSC Hansabank-Latvija

12/31/98                                                                       3

                                                                     SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY            SUBCUSTODIAN                       NON-MANDATORY DEPOSITORIES

Lebanon            British Bank of the Middle East
                   (as delegate of The Hongkong and
                   Shanghai Banking Corporation
                   Limited)

Lithuania          Vilniaus Bankas AB

Malaysia           Standard Chartered Bank
                   Malaysia Berhad

Mauritius          The Hongkong and Shanghai
                   Banking Corporation Limited

Mexico             Citibank Mexico, S.A.

Morocco            Banque Commerciale du Maroc

Namibia            (via) Standard Bank of South Africa

The Netherlands    MeesPierson N.V.

New Zealand        ANZ Banking Group
                   (New Zealand) Limited

Norway             Christiania Bank og
                   Kreditkasse

Oman               British Bank of the Middle East
                   (as delegate of The Hongkong and
                   Shanghai Banking Corporation Limited)

Pakistan           Deutsche Bank AG

Peru               Citibank, N.A.

Philippines        Standard Chartered Bank

12/31/98                                                                      4

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY            SUBCUSTODIAN                       NON-MANDATORY DEPOSITORIES

Poland             Citibank (Poland) S.A.
                   Bank Polska Kasa Opieki S.A.

Portugal           Banco Comercial Portugues

Romania            ING Bank N.V.

Russia             Credit Suisse First Boston AO, Moscow
                   as delegate of Credit Suisse
                   First Boston, Zurich)

Singapore          Be Development Bank of Singapore Limited

Slovak Republic    Ceskoslovenska Obchodna
                   Banka, A.S.

Slovenia           Bank Austria d.d. Ljubljana

South Africa       Standard Bank of South Africa Limited

Spain              Banco Santander, S.A.

Sri Lanka          The Hongkong and Shanghai
                   Banking Corporation Limited

Swaziland          Standard Bank Swaziland Limited
Sweden             Skandinaviska Enskilda Banken

Switzerland        UBS AG

Taiwan - R.O.C.    Central Trust of China

Thailand           Standard Chartered Bank

12/31/98                                                                       5

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY            SUBCUSTODIAN                       NON-MANDATORY DEPOSITORIES

Trinidad & Tobago  Republic Bank Limited

Tunisia            Banque Internationale Arabe de Tunisie

Turkey             Citibank, N.A.
                   Ottoman Bank

Ukraine            ING Bank, Ukraine

United Kingdom     State Street Bank and Trust Company,
                   London Branch

Uruguay            Citibank, N.A.

Venezuela          Citibank, N.A.

Zambia             Barclays Bank of Zambia Limited

Zimbabwe           Barclays Bank of Zimbabwe Limited

Euroclear (The Euroclear System)/State Street London Limited

Cedel, S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

12/31/98                                                                      6

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY DEPOSITORIES

COUNTRY                                 MANDATORY DEPOSITORIES

Argentina                               Caja de Valores S.A.

Australia                               Austraclear Limited

                                        Reserve Bank Information and
                                        Transfer System

Austria                                 Oesterreichische Kontrolibank AG
                                        (Wertpapiersammelbank Division)

Belgium                                 Caisse lnterprofessionnelle de
                                        Depot et de Virement de Titres
                                        S.A.

                                        Banque Nationale de Belgique

Brazil                                  Companhia Brasileira de Liquidacao e
                                        Custodia (CBLC)

                                        Bolsa de Valores de Rio de Janeiro
                                        All SSB clients presently use CBLC

                                        Central de Custodia e de Liquidaco
                                        Financeira de Titulos

Bulgaria                                Central Depository AD

                                        Bulgarian National Bank

Canada                                  The Canadian Depository
                                        for Securities Limited

People's Republic                       Shanghai Securities Central Clearing and
                                        of China Registration Corporation

                                        Shenzhen Securities Central Clearing
                                        Co., Ltd.

Costa Rica                              Central de Valores S.A. (CEVAL)

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

11/20/98                                                                      1

                                                                      SCHEDULE B
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY DEPOSITORIES

COUNTRY                                 MANDATORY DEPOSITORIES

Croatia                                 Ministry of Finance

                                        National Bank of Croatia

Czech Republic                          Stredisko cennych papir

                                        Czech National Bank

Denmark                                 Vaerdipapircentralen (the Danish
                                        Securities Center)

Egypt                                   Misr Company for Clearing, Settlement,
                                        and Central Depository

Estonia                                 Eesti Vaartpaberite Keskdepositoorium

Finland                                 The Finish Central Securities
                                        Depository

France                                  Societe Interprofessionnelle
                                        pour la Compensation des
                                        Valeurs Mobilieres (SICOVAM)

Germany                                 Deutsche Borse Clearing AG

Greece                                  The Central Securities Depository
                                        (Apothetirion Titlon AE)

Hong Kong                               The Central Clearing and
                                        Settlement System

                                        Central Money Markets Unit

Hungary                                 The Central Depository and Clearing
                                        House (Budapest) Ltd. (KELER)
                                        [MANDATORY FOR GOVT BONDS ONLY,-
                                        SSB DOES NOT USEFOR OTHER SECURITIES]

India                                   The National Securities Depository
                                        Limited

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

11/20/98                                                                       2

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


COUNTRY                                 MANDATORY DEPOSITORIES

Indonesia                               Bank Indonesia

Ireland                                 Central Bank of Ireland
                                        Securities Settlement Office

Israel                                  The Tel Aviv Stock Exchange Clearing
                                        House Ltd.

                                        Bank of Israel

Italy                                   Monte Titoli S.p.A.
                                        Banca d'Italia

Ivory Coast                             Depositaire Central -Banque de Reglement

Jamaica                                 The Jamaican Central Securities
                                        Depository

Japan                                   Bank of Japan Net System

Kenya                                   Central Bank of Kenya

Republic of Korea                       Korea Securities Depository Corporation

Latvia                                  The Latvian Central Depository

Lebanon The Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (MIDCLEAR) S.A.L.

                                        The Central Bank of Lebanon

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

11/20/98                                                                       3

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


COUNTRY                                 MANDATORY DEPOSITORIES

Lithuania                               The Central Securities Depository of
                                        Lithuania

Malaysia                                The Malaysian Central Depository Sdn.
                                        Bhd.

                                        Bank Negara Malaysia,
                                        Scripless Securities Trading and
                                        Safekeeping System

Mauritius                               The Central Depository & Settlement Co.
                                        Ltd.

Mexico                                  S.D. INDEVAL, S.A. de C.V.
                                        (Instituto para el Deposito de Valores)

Morocco                                 Maroclear

The Netherlands                         Nederlands Centraal Instituut voor
                                        Giraal Effectenverkeer B.V. (NECIGEF)

                                        De Nederlandsche Bank N.V.

New Zealand                             New Zealand Central Securities
                                        Depository Limited

Norway                                  Verdipapirsentralen (the Norwegian
                                        Registry of Securities)

Oman                                    Muscat Securities Market

Pakistan                                Central Depository Company of Pakistan
                                        Limited

Peru                                    Caja de Valores y Liquidaciones S.A.
                                        (CAVALI)

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

11/20/98                                                                       4

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES



COUNTRY                                 MANDATORY DEPOSITORIES


Philippines                             The Philippines Central Depository, Inc.

                                        The Registry of Scripless Securities
                                        ROSS) of the Bureau of the Treasury

Poland The National Depository of Securities (Krajowy Depozyt Papierow Wartoiowych)

                                        Central Treasury Bills Registrar

Portugal                                Central de Valores Mobiliarios (Central)

Romania National Securities Clearing, Settlement and Depository Co.

                                        Bucharest Stock Exchange Registry
                                        Division

Singapore                               The Central Depository (Pte)
                                        Limited

                                        Monetary Authority of Singapore

Slovak Republic                         Stredisko Cennych Papierov

                                        National Bank of Slovakia

Slovenia                                Klirinsko Depotna Druzba d.d.

South Africa                            The Central Depository Limited

Spain                                   Servicio de Compensacion y
                                        Liquidacion de Valores, S.A.

                                        Banco de Espana,
                                        Central de Anotaciones en Cuenta

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

11/20/98                                                                       5

                                                                      SCHEDULE B

                                   STATESTREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


COUNTRY                                 MANDATORY DEPOSITORIES

Sri Lanka                               Central Depository System
                                        (Pvt) Limited

Sweden                                  Vardepapperscentralen AB
                                        (the Swedish Central Securities
                                        Depository)

Switzerland                             Schweizerische Effekten - Giro AG

Taiwan - R.O.C.                         The Taiwan Securities Central
                                        Depository Co., Ltd.

Thailand                                Thailand Securities Depository
                                        Company Limited

Tunisia                                 Societe Tunisienne Interprofessionelle
                                        de Compensation et de Depot de
                                        Valeurs Mobilieres

                                        Central Bank of Tunisia

                                        Tunisian Treasury

Turkey                                  Takas ve Sakiama Bankasi A.S.
                                        (TAKASBANK)

                                        Central Bank of Turkey

Ukraine                                 The National Bank of Ukraine

United Kingdom                          The Bank of England,
                                        The Central Gilts Office and
                                        The Central Moneymarkets Office

Uruguay                                 Central Bank of Uruguay

*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

11/20/98                                                                       6

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES


COUNTRY                                 MANDATORY DEPOSITORIES



Venezuela                               Central Bank of Venezuela

Zambia                                  Lusaka Central Depository Limited

                                        Bank of Zambia




























*Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

11/20/98                                                                       7

                                   SCHEDULE C

                               MARKET INFORMATION


PUBLICATION/TYPE OF INFORMATION                       BRIEF DESCRIPTION
-------------------------------                       -----------------
(FREQUENCY)



THE GUIDE TO CUSTODY IN WORLD      An overview of safekeeping and settlement
MARKETS (annually)                 practices and  procedures in each market in
                                   which State Street Bank and Trust Company offers custodial services.

GLOBAL CUSTODY NETWORK REVIEW      Information relating to the operating history
(annually)                         and structure of depositories and
                                   subcustodians located in the markets in
                                   which State Street Bank and Trust Company offers custodial services, including transnational depositories.

GLOBAL LEGAL SURVEY                With respect to each market in which State
(annually)                         Street Bank and Trust Company offers
                                   custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub- Custodian or Foreign Securities System, (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities
                                   System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

SUBCUSTODIAN AGREEMENTS            Copies of the subcustodian contracts State
(annually)                         Street Bank and Trust Company has entered
                                   into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):        Developments of interest to investors in the
                                   markets in which State Street Bank and Trust
                                   Company offers custodial services.

Foreign Custody Advisories (as
necessary):                        With respect to markets in which State Street
                                   Bank and Trust Company offers custodial
                                   services which exhibit special custody risks, developments which may impact State Street's ability to deliver expected levels of service.